UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2019

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55782	32-0506267
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

(800) 826-8228

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 8.01. Other Events.

For the year ended December 31, 2018, Inpoint Commercial Real Estate Income, Inc. (the “Company”) paid cash dividends of approximately $6,325,085.  For income tax purposes, 52.8% were treated as ordinary dividends and 47.2% were treated as nondividend distributions (which are treated for income tax purposes as a return of capital to the extent of a stockholder’s basis in its shares and thereafter as capital gain).  The following table denotes the nature of the Company’s monthly cash dividends paid in 2018 for income tax purposes only. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2018.  All amounts are stated in dollars per share.

Record Date	Distribution Payment Date	Total Cash Dividends	Ordinary Dividend	Capital Gain	Nondividend Distributions

Class P Common Stock:
December 1-31, 2017	January 2, 2018	$0.163068	$0.086056	$—	$0.077012
January 1-31, 2018	February 1, 2018	$0.163068	$0.086056	$—	$0.077012
February 1-28, 2018	March 1, 2018	$0.147288	$0.077728	$—	$0.069560
March 1-31, 2018	April 2, 2018	$0.163068	$0.086056	$—	$0.077012
April 1-30, 2018	May 1, 2018	$0.157808	$0.083280	$—	$0.074528
May 1-31, 2018	June 1, 2018	$0.163068	$0.086056	$—	$0.077012
June 1-30, 2018	July 2, 2018	$0.157808	$0.083280	$—	$0.074528
July 1-31, 2018	August 1, 2018	$0.163068	$0.086056	$—	$0.077012
August 1-31, 2018	September 4, 2018	$0.163068	$0.086056	$—	$0.077012
September 1-30, 2018	October 1, 2018	$0.157808	$0.083280	$—	$0.074528
October 1-31, 2018	November 1, 2018	$0.163068	$0.086056	$—	$0.077012
November 1-30, 2018	December 3, 2018	$0.157808	$0.083280	$—	$0.074528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

By:	/s/ Catherine L. Lynch
Name:	Catherine L. Lynch
Title:	Chief Financial Officer
Date:	January 25, 2019

2